Exhibit 99.1

PINNACLE ENTERTAINMENT REPORTS 2017 THIRD QUARTER FINANCIAL RESULTS

LAS VEGAS, November 7, 2017 - Pinnacle Entertainment, Inc. (NASDAQ: PNK) ("Pinnacle" or the "Company") today reported financial results for the third quarter ended September 30, 2017.

2017 Third Quarter Highlights:

•
Net revenues of $647.4 million increased by $52.2 million or 8.8% year over year and included a contribution of $72.9 million from The Meadows. The Company acquired The Meadows on September 9, 2016, with this business contributing $15.6 million to net revenues for the 22 days it was owned in the prior year period.

•	Income from continuing operations was $13.9 million versus a loss of $0.5 million in the prior year. GAAP diluted net income per share was $0.23 versus a loss per share of $0.01 in the prior year.

•
Consolidated Adjusted EBITDAR of $178.1 million increased by $22.7 million or 14.6% year over year. The year over year increase was driven by $9.8 million or 6.4% growth in the Company's same-store portfolio of businesses and a $14.4 million contribution from The Meadows. The Meadows contributed $1.5 million to Consolidated Adjusted EBITDAR in the prior year period.

•
The Company's financial performance in the 2017 third quarter was impacted by Hurricane Harvey, which began to affect visitation to L'Auberge Lake Charles from its key feeder markets in Southeast Texas beginning in late-August 2017. Management estimates that 2017 third quarter net revenues and Consolidated Adjusted EBITDAR included a negative impact of $6.4 million and $4.2 million, respectively, from the hurricane.

•	All of the businesses in the Company's portfolio produced margin expansion, while all but L’Auberge Lake Charles produced Adjusted EBITDAR growth in the 2017 third quarter.

•	Excluding L'Auberge Lake Charles and The Meadows, net revenues increased by $5.1 million or 1.0% and Consolidated Adjusted EBITDAR increased by $11.0 million or 8.8%.

•
Consolidated Adjusted EBITDAR margin increased by 140 basis points year over year to 27.5%. Same-store Consolidated Adjusted EBITDAR margin, which excludes The Meadows in both periods, increased by 190 basis points year over year to 28.5%.

•	Consolidated Adjusted EBITDA, net of Lease Payments, was $75.4 million, an increase of $16.5 million or 28.0% year over year.

Additional Highlights:

•
The Company repurchased approximately 1.15 million shares for $22.3 million or $19.51 per PNK share under its current $50 million share buyback authorization through October 2017, resulting in a reduction of its share count of approximately 2%. Since the inception of share repurchases in 2016, the Company has purchased approximately 7.3 million shares for $92.5 million or $12.61 per PNK share. The Company has approximately $7.6 million of capacity remaining on its current authorization.

•
Conventional Debt was reduced by $63.9 million in the 2017 third quarter bringing the Company's Conventional Debt balance to $834.5 million as of September 30, 2017. Through the third quarter of 2017, the Company has repaid $118.4 million of Conventional Debt.

Summary of Third Quarter Results

(amounts in thousands, except per share data)	Three months ended September 30,
	2017	2016

	(unaudited)
Net revenues (1)	$647,403	$595,174
Income (loss) from continuing operations (2)	$13,940	$(532)
Income (loss) from continuing operations margin (2)	2.2%	(0.1)%
Consolidated Adjusted EBITDAR (1,3)	$178,110	$155,432
Consolidated Adjusted EBITDAR margin (1,3)	27.5%	26.1%
Consolidated Adjusted EBITDA, net of Lease Payments (1,3)	$75,383	$58,853
Operating income (2)	$111,730	$97,281
GAAP net income (loss) attributable to Pinnacle Entertainment, Inc.	$14,133	$(486)
Diluted net income (loss) per share	$0.23	$(0.01)

(1)
The Company's financial results for the three months ended September 30, 2017 reflect the fourth full quarter of contribution from The Meadows, including net revenues of $72.9 million and Adjusted EBITDAR of $14.4 million. The Company made rent payments for the Meadows Lease of $6.2 million for the three months ended September 30, 2017.

(2)
Income (loss) from continuing operations and operating income for the three months ended September 30, 2017 include $0.4 million of pre-opening, development and other costs and $4.2 million of write-downs, reserves and recoveries, net, versus $5.6 million and $6.2 million, respectively, in the prior year periods. Additionally, loss from continuing operations and operating income for the three months ended September 30, 2016 include a reversal of $11.6 million of non-cash impairments to goodwill in connection with the finalization of our preliminary estimate recognized in the second quarter 2016.

(3)
For a further description of Consolidated Adjusted EBITDAR, Consolidated Adjusted EBITDAR margin and Consolidated Adjusted EBITDA, net of Lease Payments, see the Glossary of Terms and Non-GAAP Financial Measures and the reconciliations to the GAAP equivalent financial measures below.

Prominent Margin and Cash Flow Growth Story; Continued Progress at The Meadows
Anthony Sanfilippo, Chief Executive Officer of Pinnacle Entertainment, commented, "We are very pleased to report terrific 2017 third quarter financial results that reflect a healthy and growing Company with expanding margins, an increasing cash flow base and a strong balance sheet. Our Consolidated Adjusted EBITDAR in the 2017 third quarter increased by $22.7 million or 14.6% year over year to $178.1 million, inclusive of a $14.4 million contribution from The Meadows. These results demonstrate the building momentum of The Meadows and underline an impressive performance of our same-store portfolio of businesses, which produced year over year Consolidated Adjusted EBITDAR growth of $9.8 million or 6.4%. The margins in our same-store portfolio of businesses expanded 190 basis points year over year to 28.5%, a third quarter record.
“Through the combination of profitable revenue growth in our same-store portfolio of businesses, focused execution on streamlining our cost structure and marketing reinvestment, consistently improving fundamentals in the Lake Charles market, and the continued upside of opportunities at The Meadows including the roll out of our mychoice loyalty program - we are extremely excited by the prospects for growth and a bright future for Pinnacle Entertainment."
Balanced Regional Strength Drives Third Quarter Results
On the performance of Pinnacle's portfolio of gaming entertainment businesses, Mr. Sanfilippo continued, "Our 2017 third quarter performance came amidst the perseverance of our team members at L'Auberge Lake Charles in managing the business impact of Hurricane Harvey. The hurricane began impacting the financial performance of our L'Auberge Lake Charles business in late-August, principally as a result of reduced visitation from its core feeder markets of Houston and Beaumont, Texas.

"While Hurricane Harvey did have a notable impact on our financial results, our efforts to drive cost controls at L'Auberge Lake Charles successfully mitigated the impact of the storm. This was accomplished with focused execution in Lake Charles on the cost structure of the business in the face of the temporary revenue declines driven by the aftermath of the hurricane. We managed to limit the decline of our Adjusted EBITDAR at L'Auberge Lake Charles to a low single digit percentage despite a low double-digit percentage decline in net revenues in the third quarter.
"Additionally, the revenue growth and improvements to the operating efficiency of our other gaming entertainment businesses helped mitigate the impact of the storm. Excluding L'Auberge Lake Charles, each business in our portfolio produced Adjusted EBITDAR growth and margin expansion in the 2017 third quarter, with our same-store portfolio of businesses excluding The Meadows and L'Auberge Lake Charles growing net revenues, Adjusted EBITDAR and margins by 1.0%, 8.8% and 200 basis points, respectively. The driver of this performance was an improving economic environment in our regional gaming markets and our continual focus on growing profitable revenue streams, streamlining our operating cost structure, and maximizing the efficiency of our marketing expenditures.
"In our same-store portfolio of businesses, we reduced general and administrative expenses by 3.3% and our marketing expenditures by 2.3%. Our marketing reinvestment rate decreased by 50 basis points, year over year. With flexible scheduling technology, which is in place enterprise-wide at Pinnacle, we are also able to more effectively deploy our workforce, where efficiencies yielded a 2.0% improvement in our cost structure in this area in the 2017 third quarter."
Midwest Segment
On an as reported basis, inclusive of contributions from The Meadows, net revenues in the Midwest segment increased by $58.2 million or 17.5% year over year to $391.7 million in the 2017 third quarter. Adjusted EBITDAR increased by $19.4 million or 20.9% year over year to $112.2 million and Adjusted EBITDAR margin was 28.6%, an increase of 80 basis points year over year. The Meadows contributed $72.9 million in net revenues and $14.4 million in Adjusted EBITDAR in the 2017 third quarter versus $15.6 million and $1.5 million, respectively, for the 22 days this business was owned by the Company in the prior year period.
On a same-store basis, excluding contributions from The Meadows, net revenues increased by $0.9 million or 0.3% year over year to $318.8 million and Adjusted EBITDAR increased by $6.5 million or 7.1% to $97.8 million. On this same basis, Adjusted EBITDAR margin was 30.7%, an increase of 200 basis points year over year.
On the performance of The Meadows, Mr. Sanfilippo added, "In September 2017, we celebrated the one year anniversary of the addition of The Meadows to the Pinnacle family. We are pleased with its progress over the past year and its ongoing performance. The Meadows is carrying significant momentum from operational improvements made over the past year, and from better integration and support from our broader portfolio of gaming entertainment businesses and our Las Vegas Service Center. Margins at this business again grew both sequentially and year over year in the 2017 third quarter, increasing by approximately 580 basis points year over year and 120 basis points quarter over quarter to 19.7%. The performance was driven through a combination of significant table gaming revenue growth, operating refinements and synergies that continued to materialize in the quarter. We have a significant track record and institutional expertise in acquiring, integrating and better managing the operations of gaming entertainment businesses, with The Meadows being the most recent demonstration of this aspect of our capabilities as a company.
"We are pleased to be rolling out our mychoice guest loyalty program at The Meadows in the beginning of 2018 and we are confident that by welcoming our newest guests in the Pittsburgh market we will be creating additional connectivity with our same-store portfolio and continuing to build on the positive momentum of the business."

Ameristar St. Charles produced low single digit net revenue growth, Adjusted EBITDAR growth in excess of 10%, and expanded Adjusted EBITDAR margins by approximately 320 basis points year over year. These results were achieved by a low single digit increase in gaming revenues, disciplined marketing reinvestment and general cost control.
River City produced mid-single digit net revenue growth and Adjusted EBITDAR growth in excess of 10%. Adjusted EBITDAR margins increased by approximately 270 basis points versus the prior year period. River City achieved these results through a mix of gaming and non-gaming revenue growth, strong promotional control, and increased marketing efficiency.
Belterra Park generated mid-single digit net revenue growth and Adjusted EBITDAR growth in excess of 25%. Adjusted EBITDAR margins increased by approximately 220 basis points year over year. Belterra Park produced its 2017 third quarter results by profitably growing gaming revenues in the high single digits and non-gaming revenues in the low double digits, while continuing to improve marketing efficiency.
Ameristar Kansas City experienced mid-single digit Adjusted EBITDAR growth on net revenues that declined in the low single digits, resulting in increased Adjusted EBITDAR margins of approximately 210 basis points. Ameristar Kansas City's Adjusted EBITDAR and margin performances were driven by marketing efficiencies and mid-single digit non-gaming revenue growth, which helped offset the impact of a low single digit gaming revenue decline. Ameristar Kansas City's operating performance was adversely impacted by road and highway interchange construction that hindered access to the property in the 2017 third quarter. The construction is expected to continue to impact the performance of the property through its completion in 2018.
South Segment
In the South segment, net revenues decreased by $8.3 million or 4.2% year over year to $188.7 million in the 2017 third quarter, principally as a result of the impact of Hurricane Harvey on L'Auberge Lake Charles. Adjusted EBITDAR increased by $2.1 million or 3.6% to $60.2 million. Adjusted EBITDAR margin was 31.9%, an increase of 240 basis points year over year.
Beginning in late-August, in advance of Labor Day weekend, L'Auberge Lake Charles was adversely impacted by Hurricane Harvey's effect on the notable feeder markets of the greater Houston area. As a result, L'Auberge Lake Charles experienced a low double-digit decline in net revenues and a mid-single digit decline in Adjusted EBITDAR. Despite this impact, L’Auberge Lake Charles was able to expand margins through swiftly implemented adjustments to marketing and the operating cost structure of the business. Adjusted EBITDAR margins increased approximately 230 basis points year over year.
L'Auberge Baton Rouge produced high single digit net revenue growth and Adjusted EBITDAR growth in excess of 14%. Adjusted EBITDAR margins expanded approximately 160 basis points year over year. These results were driven by high single digit growth in both gaming and non-gaming revenues and additional marketing efficiencies.
West Segment
West segment net revenues were $65.3 million in the 2017 third quarter, an increase of $2.4 million or 3.8% year over year. Adjusted EBITDAR was $26.7 million, an increase of $2.5 million or 10.3% year over year. Adjusted EBITDAR margin was 40.9%, an increase of 240 basis points year over year.
Ameristar Black Hawk produced mid-single digit growth and high single digit growth in net revenues and Adjusted EBITDAR, respectively. Adjusted EBITDAR margins increased approximately 150 basis points year over year. The operating results at Ameristar Black Hawk were driven by a mid-single digit increase in gaming revenues and continued marketing efficiency.

Corporate Expenses and Other
Corporate expenses and other, which is principally comprised of corporate overhead expenses, as well as the Retama Park Racetrack management operations, increased by $1.3 million in the 2017 third quarter to $21.0 million.
Significant Debt Reduction and Additional Share Repurchases Signify Balance Sheet Strength
On the Company’s financial strategy and balance sheet progress, Carlos Ruisanchez, President and Chief Financial Officer of Pinnacle Entertainment, commented, "The 2017 third quarter was one that highlighted the power of our balance sheet and strong free cash flow generation, as well as our flexibility in allocating capital to both optimize returns and to position our Company for future growth as opportunities present themselves. The cash flow generated in the third quarter was deployed between improving our credit profile, opportunistically buying back stock, and prudently investing in our gaming entertainment businesses in order to maintain our competitiveness and best-in-market positioning.
"In the 2017 third quarter we repaid $63.9 million of Conventional Debt. Our debt pay down through the 2017 third quarter brought our Conventional Debt balance down to $834.5 million and our conventional leverage ratio to approximately 2.8x.
"Additionally, we recently bought back 1.15 million of our shares or approximately 2% of our shares outstanding for total consideration of $22.3 million or $19.51 per PNK share. Since the inception of share repurchases in 2016, we have purchased approximately 7.3 million shares for $92.5 million or $12.61 per share. These repurchases have been highly accretive to our free cash flow per share.
"The fundamentals of our business are strong and our balance sheet profile is healthy and improving. We constantly assess the best ways to generate additional returns for our shareholders by putting our growing free cash flow to work," concluded Mr. Ruisanchez.

Lease Payments

	For the three months ended September 30		For the nine months ended September 30,
	2017	2016	2017	2016

	(amounts in thousands, unaudited)
Reduction of financing obligation (1)	$12,699	$11,447	$36,735	$19,238
Interest expense attributable to financing obligation (1)	83,781	83,577	247,661	141,875
Total payments to GLPI related to Master Lease (1)	$96,480	$95,024	$284,396	$161,113

Long-term prepaid rent (2)	$2,275	$556	$6,825	$556
Rent expense attributable to Meadows Lease (2)	3,972	998	12,138	998
Total payments to GLPI related to Meadows Lease (2)	$6,247	$1,554	$18,963	$1,554

(1)	The Company completed its transactions with GLPI and entered into the Master Lease on April 28, 2016. The Company began accruing and making rent payments as of the closing date.

(2)	The Company completed the acquisition of the operations of The Meadows and entered into the Meadows Lease on September 9, 2016.

Interest Expense

	For the three months ended September 30		For the nine months ended September 30,
	2017	2016	2017	2016

	(amounts in thousands, unaudited)
Interest expense from financing obligation	$83,781	$83,577	$247,661	$141,875
Interest expense from debt (1)	12,157	10,952	39,245	95,261
Interest income	(79)	(220)	(295)	(447)
Capitalized interest	(8)	(33)	(22)	(105)
Other (2)	—	—	—	2,532
Interest expense, net	$95,851	$94,276	$286,589	$239,116

(1)
The three and nine months ended September 30, 2017, represents fees and interest expense attributable to the Company's Conventional Debt, which was issued at the closing of the transactions with GLPI on April 28, 2016. In addition to fees and interest expense attributable to the Company's Conventional Debt, the three and nine months ended September 30, 2016, also includes fees and interest expense related to the Former Pinnacle debt capital structure.

(2)	Represents a nonrecurring expense associated with the GLPI transaction.

Liquidity and Capital Expenditures
Liquidity
As of September 30, 2017, the Company had $144.4 million in cash and cash equivalents. As of September 30, 2017, $161.0 million was drawn on the Company's $400.0 million revolving credit facility and $9.2 million of letters of credit were outstanding.
As of September 30, 2017, the Company had a total principal balance of Conventional Debt of $834.5 million, a decrease of $63.9 million compared to the balance as of June 30, 2017.
Capital Expenditures
Capital expenditures were approximately $17.7 million in the 2017 third quarter and related to the Company's existing assets, businesses and corporate initiatives.
Investor Conference Call
Pinnacle Entertainment will hold a conference call for investors today, Tuesday, November 7, 2017, at 10:00 a.m. Eastern Time (7:00 a.m. Pacific Time) to discuss its 2017 third quarter financial and operating results. Investors may listen to the call by dialing (706) 679-7241. The code to access the conference call is 5399269. Investors may also listen to the conference call live over the Internet at www.pnkinc.com.
A replay of the conference call will be available to all interested parties in the Events & Presentations section of the Company’s Investor Relations website following its conclusion. The Company’s Investor Relations website can be accessed at http://investors.pnkinc.com.

Glossary of Terms

Adjusted EBITDAR: is defined for each segment as earnings before interest income and expense; income taxes; depreciation; amortization; rent expense associated with the Meadows Lease; pre-opening, development and other costs; non-cash share-based compensation; asset impairment costs; write-downs, reserves, recoveries; inter-company management fees, gain (loss) on sale of certain assets; gain (loss) on early extinguishment of debt; gain (loss) on sale of discontinued operations; and discontinued operations. The Company uses Adjusted EBITDAR to compare operating results among its properties and between accounting periods.
Adjusted EBITDAR margin: is defined as each segment’s Adjusted EBITDAR divided by net revenues for such segment. The Company uses Adjusted EBITDAR margin to compare operating results among its properties and between accounting periods.
Adjusted Lease Payments: is defined as Lease Payments (which is defined below) adjusted as if the Master Lease (which is defined below) had been in place for the entirety of the applicable prior year periods, as the Company owned and operated the 14 gaming entertainment businesses associated with the Master Lease in both time periods. Lease Payments associated with the Meadows Lease are actual lease payments included in the current year periods, the prior year periods lease payments were not adjusted for the Meadows Lease as the Company did not own and operate that business in the entire applicable prior year periods or consolidate its financial results for those entire time periods.
Cash Income Taxes: is defined as the cash payments made for income taxes to Federal and State governmental agencies during the period.
Cash Interest Expense: is defined as the cash paid for interest on Conventional Debt (which is defined below) in the period.
Capital expenditures: is defined as cash payments made in connection with capital improvements at the Company's existing operating businesses, for corporate initiatives or on growth and expansion projects, both stand alone and to improve the Company's existing operating businesses. These reflect cash payments made during the period as opposed to accrued capital expenditures reflected in the financial statements.
Consolidated Adjusted EBITDAR: is defined as earnings before interest income and expense, income taxes, depreciation, amortization, rent expense associated with the Meadows Lease, pre-opening, development and other costs, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, gain (loss) on sale of certain assets, gain (loss) on early extinguishment of debt, gain (loss) on sale of equity security investments, income (loss) from equity method investments, non-controlling interest and discontinued operations. Management eliminates the results from discontinued operations at the time they are deemed discontinued.
Consolidated Adjusted EBITDA, net of Lease Payments: is defined as Consolidated Adjusted EBITDAR (which is defined above) minus Adjusted Lease Payments (which is defined above).
Consolidated Adjusted EBITDAR Margin: The Company defines Consolidated Adjusted EBITDAR margin as Consolidated Adjusted EBITDAR divided by revenues on a consolidated basis.
Conventional Debt: is defined as debt from borrowed money, which substantially consists of the outstanding principal amount from the Company's senior secured credit facilities, which consists of a $400 million revolving credit facility, a term loan A facility, and the Company's 5.625% Senior Notes due 2024.

Financing Obligation: is defined as the liability recorded on the Company's balance sheet in connection with the Master Lease. As a result of the transaction with GLPI, the Company's Master Lease with GLPI is accounted for as a financing obligation in accordance with GAAP. The financing obligation is calculated based upon the present value of the future minimum lease payments made to GLPI under the Master Lease over the remaining lease term, which includes all renewal options. The derivation of the present value of the future minimum lease payments is made using an imputed borrowing rate of 10.5%.
Former Pinnacle: is defined as Pinnacle Entertainment, Inc. prior to the spin-off of its operating businesses and the sale of substantially all of its real estate assets to GLPI on April 28, 2016.
Lease Payments: is defined as cash rent payments made to GLPI for the Master Lease and the Meadows Lease. The Company’s annual rent payment is currently $382.8 million under the Master Lease. The Company began making rent payments to GLPI under the Master Lease on April 28, 2016. The Company’s annual rent payment is currently $25.1 million under the Meadows Lease. Beginning in the fourth quarter 2017, the annual rent payment under the Meadows Lease will be $25.8 million. The Company began making rent payments to GLPI under the Meadows Lease on September 9, 2016.
Master Lease or GLPI Master Lease: is defined as the lease the Company entered into on April 28, 2016 through which it leases real property for the operation of 14 gaming entertainment businesses from GLPI. The lease has a 35-year term, with an initial term of 10-years and five, five year renewal periods (at the Company's option). The Master Lease is subject to annual escalation, contingent upon meeting a minimum rent coverage ratio of 1.8x, and periodic percentage rent resets equal to 4% of the increase/decrease of average trailing revenue above/below benchmark year revenues in each reset year (resets occur every two years, beginning in lease year three).
Meadows Lease: is defined as the lease the Company entered into on September 9, 2016 through which it leases real property for the operation of The Meadows Racetrack and Casino (The Meadows) gaming entertainment business. The lease has a 10-year initial term with renewal terms up to a total of 29 years (at the Company's option). The Master Lease is subject to annual escalation, contingent upon meeting a minimum rent coverage ratio of 1.8x in lease year one, 1.9x in lease year two, and 2.0x thereafter. Additionally, the lease is subject to periodic percentage rent resets equal to 4% of the increase/decrease of average trailing revenue above/below benchmark year revenues in each reset year (resets occur every two years, beginning in lease year three).

Non-GAAP Financial Measures

The Non-GAAP Financial Measures used in this press release include Consolidated Adjusted EBITDAR, Consolidated Adjusted EBITDAR margin and Consolidated Adjusted EBITDA, net of Lease Payments.
The Company uses Consolidated Adjusted EBITDAR and Consolidated Adjusted EBITDAR margin as relevant and useful measures to compare operating results between accounting periods. The presentation of Consolidated Adjusted EBITDAR has economic substance because it is used by management as a performance measure to analyze the performance of its business and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial, non-operational depreciation charges and financing costs of such projects. Management also reviews pre-opening, development and other costs separately, as such expenses are also included in total project costs when assessing budgets and project returns, and because such costs relate to anticipated future revenues and income. Management believes that Consolidated Adjusted EBITDAR and Consolidated Adjusted EBITDAR margin are useful measures for investors because they are indicators of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value of companies within our industry. Consolidated Adjusted EBITDAR also approximates the measures used in the debt covenants within the Company’s debt agreements. Consolidated Adjusted EBITDAR does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company compensates for these limitations by using other comparative measures to assist in the evaluation of operating performance.
In addition, the Company uses Consolidated Adjusted EBITDA, net of Lease Payments as a relevant and useful measure to compare operating results between accounting periods. Management believes that Consolidated Adjusted EBITDA, net of Lease Payments is useful to investors because it is an indicator of the performance of ongoing business operations after incorporating the cash flow impact of Adjusted Lease Payments and to assess the historical impact of the Adjusted Lease Payments as if they had been incurred in prior evaluation periods.
Not all of the aforementioned benefits and costs occur in each reporting period, but have been included in the definitions based on historical activity.
Each of these measures is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. See the attached “supplemental information” tables for reconciliations of these measures to the GAAP equivalent financial measures.
About Pinnacle Entertainment
Pinnacle Entertainment, Inc. owns and operates 16 gaming entertainment businesses, located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, Ohio and Pennsylvania. Pinnacle holds a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas.

Forward Looking Statements
All statements included in this press release, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements, may include, without limitation, statements regarding the Company’s business generally, expected results of operations and future operating performance and future growth, including in the third quarter of 2017; adequacy of resources to fund development and expansion projects, liquidity, financing options, including the state of the capital markets and our ability to access the capital markets; the state of the credit markets and economy, cash needs, cash reserves, operating and capital expenses, expense reductions, the sufficiency of insurance coverage, anticipated marketing costs at various projects; the future outlook of the Company and the gaming industry and pending regulatory and legal matters; the ability of the Company to continue to meet its financial and other covenants governing its indebtedness and the Master Lease and Meadows Lease; the Company’s share repurchase authorization and timing and ability to repurchase shares of the Company’s common stock under a share repurchase program; the Company’s anticipated future capital expenditures; the Company's ability to implement strategies to improve revenues and operating margins at the Company’s properties; the Company's ability to reduce costs and debt; the Company’s ability to successfully implement marketing programs to increase revenue at the Company’s properties; and the Company’s ability to improve operations and performance at the Company’s properties. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from actual those reflected in such statements. Accordingly, Pinnacle cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. Additional factors and uncertainties include, but are not limited to: the Company’s sensitivity to reductions in consumers’ discretionary spending as a result of downturns in the economy; significant competition in the gaming industry in all of the Company’s markets, which could adversely affect the Company’s revenues and profitability; the Company is required to pay a significant portion of its cash flows pursuant to and subject to the terms and conditions of the Master Lease and Meadows Lease, which could adversely affect our ability to fund the Company’s operations and growth and limit the Company’s ability to react to competitive and economic changes; fluctuations in the trading volume and market price of shares of the Company’s common stock, general business and market conditions and management’s determination of alternative needs and uses of the Company’s cash resources may affect the Company’s share repurchase program; harm to the Company from cyber security attacks, which could adversely affect the Company’s revenues and profitability; the operating and financial restrictions on the Company imposed by the terms of the Company’s credit facility and the indenture and Master Lease and Meadows Lease; and other risks, including those as may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the SEC, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

References in this press release to "Pinnacle Entertainment, Inc.," "Pinnacle," "Company," "we," "our" or "us" refer to Pinnacle Entertainment, Inc. and its subsidiaries, except where stated or the context otherwise indicates.

Ameristar, Belterra, Boomtown, Casino Magic, L’Auberge, River City, Meadows, mychoice, and Belterra Park are registered trademarks of Pinnacle Entertainment, Inc. All rights reserved.

Investor Relations & Financial Media Inquiries
Vincent J. Zahn, CFA
Vice President & Treasurer
investors@pnkmail.com
(702) 541-7777

- financial tables follow -

Pinnacle Entertainment, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share data, unaudited)

	For the three months ended September 30		For the nine months ended September 30,
	2017	2016	2017	2016
Revenues:
Gaming	$575,290	$530,097	$1,731,433	$1,556,636
Food and beverage	33,608	32,160	100,837	93,901
Lodging	14,562	14,490	40,024	38,871
Retail, entertainment and other	23,943	18,427	68,725	52,023
Total revenues	647,403	595,174	1,941,019	1,741,431
Expenses and other costs:
Gaming	309,976	288,389	939,449	822,181
Food and beverage	31,895	31,175	95,586	89,267
Lodging	6,817	6,893	19,380	18,676
Retail, entertainment and other	11,198	7,899	31,128	19,299
General and administrative	117,067	108,999	344,341	340,867
Depreciation and amortization	54,125	54,354	166,300	162,423
Pre-opening, development and other costs	403	5,594	2,997	54,951
Impairment of goodwill	—	(11,600)	—	321,300
Impairment of other intangible assets	—	—	—	129,500
Write-downs, reserves and recoveries, net	4,192	6,190	12,644	13,830
Total expenses and other costs	535,673	497,893	1,611,825	1,972,294
Operating income (loss)	111,730	97,281	329,194	(230,863)
Interest expense, net	(95,851)	(94,276)	(286,589)	(239,116)
Loss on early extinguishment of debt	(516)	—	(516)	(5,207)
Loss from equity method investment	—	—	(90)	(90)
Income (loss) from continuing operations before income taxes	15,363	3,005	41,999	(475,276)
Income tax benefit (expense)	(1,423)	(3,537)	(2,425)	26,435
Income (loss) from continuing operations	13,940	(532)	39,574	(448,841)
Income from discontinued operations, net of income taxes	—	37	—	433
Net income (loss)	13,940	(495)	39,574	(448,408)
Less: Net loss attributable to non-controlling interest	193	9	1,153	24
Net income (loss) attributable to Pinnacle Entertainment, Inc.	$14,133	$(486)	$40,727	$(448,384)
Net income (loss) per common share—basic
Income (loss) from continuing operations	$0.25	$(0.01)	$0.72	$(7.52)
Income from discontinued operations, net of income taxes	—	0.00	—	0.01
Net income (loss) per common share—basic	$0.25	$(0.01)	$0.72	$(7.51)
Net income (loss) per common share—diluted
Income (loss) from continuing operations	$0.23	$(0.01)	$0.66	$(7.52)
Income from discontinued operations, net of income taxes	—	0.00	—	0.01
Net income (loss) per common share—diluted	$0.23	$(0.01)	$0.66	$(7.51)
Number of shares—basic	56,799	57,004	56,478	59,722
Number of shares—diluted	61,880	57,004	61,738	59,722

1

Pinnacle Entertainment, Inc.
Supplemental Information
Revenues, Adjusted EBITDAR, Consolidated Adjusted EBITDAR and
Consolidated Adjusted EBITDA, net of Lease Payments
(amounts in thousands, unaudited)

	For the three months ended September 30		For the nine months ended September 30,
	2017	2016	2017	2016
Revenues:
Midwest (1,8)	$391,722	$333,483	$1,171,745	$980,814
South (2)	188,725	197,048	582,990	578,993
West (3)	65,323	62,855	182,073	177,236
Total Segment Revenues	645,770	593,386	1,936,808	1,737,043
Corporate and Other (4)	1,633	1,788	4,211	4,388
Total Revenues (8)	$647,403	$595,174	$1,941,019	$1,741,431

Adjusted EBITDAR:
Midwest (1,8)	$112,186	$92,834	$334,221	$298,975
South (2)	60,171	58,053	189,700	180,498
West (3)	26,733	24,220	70,813	66,764
Segment Adjusted EBITDAR	199,090	175,107	594,734	546,237
Corporate Expenses and Other (4)	(20,980)	(19,675)	(61,062)	(61,444)
Consolidated Adjusted EBITDAR (5,7,8)	178,110	155,432	533,672	484,793
Adjusted Lease Payments (6)	(102,727)	(96,579)	(303,359)	(283,529)
Consolidated Adjusted EBITDA, net of Lease Payments (5,7)	$75,383	$58,853	$230,313	$201,264
Consolidated Adjusted EBITDAR margin % (5,7)	27.5%	26.1%	27.5%	27.8%

(1)	Consists of Council Bluffs, East Chicago, Kansas City, St. Charles, Belterra Resort, Belterra Park, Meadows and River City.

(2)	Consists of Vicksburg, Bossier City, New Orleans, Baton Rouge, and Lake Charles.

(3)	Consists of Black Hawk, Cactus Petes, and Horseshu.

(4)	Includes corporate expenses, as well as results from the management of Retama Park Racetrack.

(5)
The Master Lease is accounted for as a financing obligation. Payments made to GLPI for the Master Lease are recorded as a reduction of the financing obligation on the balance sheet and as interest expense attributable to the financing obligation. As a result, rent payments made to GLPI for the Master Lease are not recorded as an operating expense and are not reflected in Consolidated Adjusted EBITDAR. The Meadows Lease is accounted for as an operating lease. The Company records rent expense related to this lease as an operating expense in its unaudited Condensed Consolidated Statements of Operations. Consolidated Adjusted EBITDAR is presented before the impact of rent expense associated with the Meadows Lease.

(6)
See the Glossary of Terms for a detailed description of Adjusted Lease Payments. The Company made cash payments to GLPI for the Master Lease and Meadows Lease of $96.5 million and $6.2 million, respectively, in the three months ended September 30, 2017 and $284.4 million and $19.0 million, respectively, during the nine months ended September 30, 2017.

(7)
See the Glossary of Terms and discussion of Non-GAAP Financial Measures above for a detailed description of Consolidated Adjusted EBITDAR, Consolidated Adjusted EBITDAR margin and Consolidated Adjusted EBITDA, net of Lease Payments.

(8)
The Company's financial results for the three and nine months ended September 30, 2017 reflect full quarters of contribution from The Meadows, including net revenues of $72.9 million and $214.4 million, respectively, and Adjusted EBITDAR of $14.4 million and $39.1 million, respectively.

2

Pinnacle Entertainment, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Cash and cash equivalents	$144,374	$185,093
Land, buildings, vessels and equipment, net	2,657,292	2,768,491
Other assets, net	1,124,632	1,123,483
Total assets	$3,926,298	$4,077,067

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities, other than long-term debt and long-term financing obligation	$303,837	$336,706
Long-term debt, including current portion (1)	824,515	936,700
Long-term financing obligation, including current portion (2)	3,126,564	3,163,299
Deferred income taxes	15,145	13,242
Total liabilities	4,270,061	4,449,947
Total stockholders' deficit	(343,763)	(372,880)
Total liabilities and stockholders' deficit	$3,926,298	$4,077,067

(1)
The September 30, 2017 balance represents Conventional Debt related to the Company's senior secured credit facilities and 5.625% Senior Notes due 2024, net of unamortized discount and debt issuance costs. Total unamortized discount and debt issuance costs were $10.0 million and $16.2 million as of September 30, 2017 and December 31, 2016, respectively.

(2)
The Master Lease is accounted for as a financing obligation. The financing obligation is calculated based upon the present value of the future minimum lease payments made to GLPI for the Master Lease over the remaining lease term, which includes all renewal options since they were reasonably assured of being exercised at the inception of the Master Lease. The derivation of the present value of the future minimum lease payments is calculated using an imputed borrowing rate of 10.5%.

3

Pinnacle Entertainment, Inc.
Supplemental Information
Principal Balances of Conventional Debt
(amounts in thousands)

	September 30, 2017	December 31, 2016
	(unaudited)
Revolving Credit Facility (1)	161,000	107,220
Term Loan A Facility (1)	173,438	180,375
Term Loan B Facility (1)	—	165,250
Senior Secured Credit Facilities	334,438	452,845
5.625% Senior Notes (2)	500,000	500,000
Other	71	76
Total Conventional Debt	$834,509	$952,921

(1)
Represents the outstanding principal amount of Conventional Debt from the Company's senior secured credit facilities, which consists of a revolving credit facility, a term loan A facility and a term loan B facility.

(2)
Represents the outstanding principal amount of Conventional Debt. As of September 30, 2017 and December 31, 2016, consists of the Company's 5.625% Senior Notes due 2024, $375.0 million of which was issued on April 28, 2016 and $125.0 million of which was issued on October 12, 2016.

4

Pinnacle Entertainment, Inc.
Supplemental Information
Selected Cash Flow Data
(amounts in thousands, unaudited)

	For the three months ended September 30		For the nine months ended September 30,
	2017	2016	2017	2016
Cash paid for interest related to Conventional Debt (1)	$3,203	$6,862	$25,227	$98,281
Cash paid for state and federal income taxes	$324	$5,472	$3,001	$9,811
Capital expenditures	$17,708	$25,548	$56,392	$73,103

(1)
The three and nine months ended September 30, 2017 and the three months ended September 30, 2016, represent cash paid for fees and interest attributable to the Company's Conventional Debt, which was issued at the closing of the transactions with GLPI on April 28, 2016. In addition to the cash paid for fees and interest attributable to the Company's Conventional Debt, the nine months ended September 30, 2016, also includes cash paid for fees and interest attributable to debt under Former Pinnacle’s debt capital structure. The 5.625% Senior Notes due 2024 pay interest semi-annually on May 1st and November 1st of each year.

5

Pinnacle Entertainment, Inc.
Supplemental Information
Reconciliations of Consolidated Adjusted EBITDA, net of Lease Payments and
Consolidated Adjusted EBITDAR to Income (Loss) from Continuing Operations and
Consolidated Adjusted EBITDAR Margin to Income (Loss) from Continuing Operations Margin
(amounts in thousands, unaudited)

	For the three months ended September 30		For the nine months ended September 30,
	2017	2016	2017	2016
Consolidated Adjusted EBITDA, net of Lease Payments (1,2)	$75,383	$58,853	$230,313	$201,264
Adjusted Lease Payments (3)	102,727	96,579	303,359	283,529
Consolidated Adjusted EBITDAR (1,2)	178,110	155,432	533,672	484,793

Other benefits (costs):
Rent expense under the Meadows Lease	(3,972)	(998)	(12,138)	(998)
Depreciation and amortization	(54,125)	(54,354)	(166,300)	(162,423)
Pre-opening, development and other costs	(403)	(5,594)	(2,997)	(54,951)
Non-cash share-based compensation expense	(3,688)	(2,615)	(10,399)	(32,654)
Impairment of goodwill	—	11,600	—	(321,300)
Impairment of other intangible assets	—	—	—	(129,500)
Write-downs, reserves and recoveries, net	(4,192)	(6,190)	(12,644)	(13,830)
Interest expense, net	(95,851)	(94,276)	(286,589)	(239,116)
Loss on early extinguishment of debt	(516)	—	(516)	(5,207)
Loss from equity method investment	—	—	(90)	(90)
Income tax benefit (expense)	(1,423)	(3,537)	(2,425)	26,435
Income (loss) from continuing operations	$13,940	$(532)	$39,574	$(448,841)
Consolidated Adjusted EBITDAR margin % (2)	27.5%	26.1%	27.5%	27.8%
Income (loss) from continuing operations margin %	2.2%	(0.1)%	2.0%	(25.8)%

(1)
The Master Lease is accounted for as a financing obligation. Payments made to GLPI for the Master Lease are recorded as a reduction of the financing obligation on the balance sheet and as interest expense attributable to the financing obligation. As a result, rent payments made to GLPI for the Master Lease are not recorded as an operating expense and are not reflected in Consolidated Adjusted EBITDAR. The Meadows Lease is accounted for as an operating lease. The Company records rent expense related to this lease as an operating expense in its unaudited Condensed Consolidated Statements of Operations. Consolidated Adjusted EBITDAR is presented before the impact of rent expense associated with the Meadows Lease.

(2)
See the Glossary of Terms and discussion of Non-GAAP Financial Measures above for a detailed description of Consolidated Adjusted EBITDAR, Consolidated Adjusted EBITDAR margin and Consolidated Adjusted EBITDA, net of Lease Payments.

(3)
See the Glossary of Terms for a detailed description of Adjusted Lease Payments. The Company made payments to GLPI for the Master Lease and Meadows Lease of $96.5 million and $6.2 million, respectively, during the three months ended September 30, 2017 and $284.4 million and $19.0 million, respectively, during the nine months ended September 30, 2017.

6